Exhibit 23.1

201 South Main Street
Suite 1800		Mark E. Lehman
Salt Lake City, Utah
84111-2218		Direct Dial
Post Office Box 45898		(801) 532-1234
Salt Lake City, Utah	Salt Lake City, UT ♦ Las Vegas, NV ♦ Reno, NV	E-Mail
84145-0898		MLehman@pasrsonsbehle.com
Telephone 801 532-1234
Facsimile 801 536-6111

March 28, 2006

Board of Directors

UCN, Inc.

14870 Pony Express Road

Bluffdale, Utah 84065

Re:	Registration Statement on Form S-1; File No. 333-130748

Gentlemen:

Reference is made to our opinion dated December 28, 2005, given in connection with the above-referenced Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 29, 2005, which was included as an exhibit to the Registration Statement.

We consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

Sincerely,

/s/ Parsons Behle & Latimer